UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g)

of the Securities Exchange Act of 1934

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State of Incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Chesterbrook Boulevard Suite 300 Berwyn, PA	19312
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value $0.01 per ordinary share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-194561

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

Trinseo S.A. (the “Registrant”) hereby incorporates by reference the description of its Ordinary Shares, par value $0.01 per ordinary share (the “Ordinary Shares”), to be registered hereunder, contained under the heading “Description of Share Capital” in the Registrant’s Registration Statement on Form S-1 (File No. 333-194561), as originally filed with the Securities and Exchange Commission (the “Commission”) on March 14, 2014, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 2, 2014	Trinseo S.A.

	By:	/s/ Christopher D. Pappas
Christopher D. Pappas
President and Chief Executive Officer